Exhibit 10.12

GLOBAL

XPERI HOLDING CORPORATION

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

Xperi Holding Corporation, a Delaware corporation (the “Company”), pursuant to its 2020 Equity Incentive Plan (as amended to date, the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“RSUs”) representing a right to receive a number of shares of the Company’s common stock, par value $0.001 (the “Shares”). This award for RSUs (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “RSU Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the RSU Agreement.

Participant:

Employee ID:

Grant Date:

Vesting Commencement Date:

Total Number of Shares Represented by the RSUs:

Vesting Schedule:	The Award shall vest as set forth on Exhibit B attached hereto.

Distribution Schedule:	The RSUs shall be distributable as they vest pursuant to the Vesting Schedule in accordance with Section 2.1(c) of the RSU Agreement.

ELECTRONIC ACCEPTANCE OF AWARD:

By clicking on the “ACCEPT” box on the “Grant Acceptance: View/Accept Grant” Page, Participant agrees to be bound by the terms and conditions of the Plan, the RSU Agreement and this Grant Notice. Participant acknowledges that he or she has reviewed the RSU Agreement, the Plan and this Grant Notice in their entirety, each of which are posted on www.etrade.com, and has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the RSU Agreement and the Plan, including the special provisions for your country of residence, if any, attached hereto as Exhibit C. Participant further acknowledges that he or she has been provided with a copy of the prospectus for the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the RSU Agreement. Below are instructions on how to access the Plan and the prospectus:

1. Log into your E*TRADE account.

2. Click on Employee Stock Plans.

3. Click on Company Info.

4. Click on Documents.

5. Click on 2020 Plan.

EXHIBIT A

XPERI HOLDING CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “RSU Agreement”) is attached, Xperi Holding Corporation, a Delaware corporation (the “Company”), has granted to Participant the number of RSUs under the Company’s 2020 Equity Incentive Plan (as amended to date, the “Plan”) as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1    Definitions. All capitalized terms used in this RSU Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

1.2    Incorporation of Terms of Plan. The Award and this RSU Agreement are subject to the Plan, the terms and conditions of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this RSU Agreement, the terms of the Plan shall control.

ARTICLE II.

RSU AWARD

2.1    RSU Award.

(a)    Award. The Company hereby grants to Participant the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this RSU Agreement, the Grant Notice and the Plan. Each RSU represents the right to receive one Share. Participant is a Service Provider. Prior to actual issuance of any Shares, the Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)    Vesting. The RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the vesting schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs. In the event Participant ceases to be a Service Provider for any reason prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company. Notwithstanding the foregoing, during any authorized leave of absence, the vesting of RSUs provided in the vesting schedule set forth in the Grant Notice shall be suspended (to the extent permitted under Section 409A) after the leave of absence exceeds a period of twelve (12) months and shall be extended by the length of the suspension. Vesting of the RSUs shall resume upon the Participant’s termination of the leave of absence and return to service to the Company or any Parent or Subsidiary of the Company. An authorized leave of absence shall include sick leave, military leave or other bona fide leave of absence approved by the Company (or, if the Participant is an executive officer, by the Board).

(c)    Distribution of Stock.

(i)    Shares shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to such Participant’s vested RSUs granted to Participant pursuant to this RSU Agreement, subject to the terms and provisions of the Plan and this RSU Agreement, within thirty (30) days following each vesting date as the RSUs vest pursuant to the Vesting Schedule set forth in the Grant Notice.

(ii)    All distributions shall be made by the Company in the form of whole shares of Common Stock.

(iii)    Notwithstanding the foregoing, Shares shall be issuable with respect to the RSUs at such times and upon such events as are specified in this RSU Agreement only to the extent issuance under such terms will not cause the RSUs or such Shares to be includible in the gross income of Participant under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder.

(d)    Generally. Shares issued under the Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this RSU Agreement; or (ii) certificate form.

2.2    Tax Indemnity. Notwithstanding any other provision of this RSU Agreement:

(a)    Participant agrees to indemnify and keep indemnified the Company, any Subsidiary and Participant’s employing company, if different, and their affiliates (collectively, the “Company Group”) from and against any liability for or obligation to pay any Tax Liability (as defined below) that is attributable to the vesting or distribution of the RSUs, the disposal of any Shares issued pursuant to the distribution of the RSUs or otherwise pursuant to this RSU Agreement. No Shares shall be issued or delivered to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid to the Company the full amount of any Tax Liability; provided that no payment shall be delayed under this Section 2.2(a) if such delay will result in a violation of Section 409A of the Code.

(b)    The Company Group shall be entitled to withhold taxes (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source. The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:

(i)     by cash or check made payable to the Company or the member of the Company Group with respect to which the withholding obligation arises;

(ii)     by the deduction of such amount from other compensation payable to Participant;

(iii)    with respect to any tax withholding obligation arising in connection with the distribution of the RSUs, with the consent of the Administrator, by requesting that the Company or the member of the Company Group with respect to which the withholding obligation arises withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the Tax Liability;

(iv)     with respect to any tax withholding obligation arising in connection with the distribution of the RSUs, with the consent of the Administrator, by tendering to the Company vested Shares held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, as determined by the Administrator, having a Fair Market Value on the date of surrender not exceeding the Tax Liability;

(v)    with respect to any withholding taxes arising in connection with the distribution of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company and/or the member of the Company Group with respect to which the withholding obligation arises; provided that payment of such proceeds is then made to the Company and/or such member of the Company Group at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)     in any combination of the foregoing.

(c)    With respect to any withholding taxes arising in connection with the RSUs, in the event Participant does not provide timely payment of all sums required pursuant to Section 2.2(b), the Company Group shall have the right, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.2(b)(iii) above. In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.2(b)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company and/or the member of the Company Group with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.2(c), including the transactions described in the previous sentence, as applicable.

(d)    For purposes of this RSU Agreement, Participant’s “Tax Liability” shall mean (i) all federal, state, local and foreign withholding or other taxes applicable to Participant’s taxable income, plus (ii) if permitted under the laws of the jurisdiction in which Participant resides, any liability of the Company Group for income tax, withholding tax and any social security contributions, payroll tax, fringe benefit tax, payment on account obligation or other employment related taxes in any jurisdiction, in each case that may arise as a result of (w) the grant, vesting or settlement of the RSU, (x) the issuance to Participant of Shares on the vesting or settlement of the RSU, (y) the disposition of any Shares that were the subject of the RSU, or (z) any other transactions contemplated by this RSU Agreement. To avoid negative accounting treatment, the Company shall withhold for the Tax Liability based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (or such higher rate as may be determined by the Administrator, which higher rate may not exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America), provided, that, such Shares shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America).

2.3    Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state, federal or foreign law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Administrator may from time to time establish for reasons of administrative convenience, and (e) Participant’s satisfaction of his or her obligations under Section 2.2.

ARTICLE III.

OTHER PROVISIONS

3.1    Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this RSU Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own Tax Liability that may arise as a result of this investment or the transactions contemplated by this RSU Agreement.

3.2    RSUs Not Transferable. None of the Award and the rights conveyed hereunder, including the right to receive Shares upon the vesting of the RSUs, or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

3.3    Rights as Shareholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).    After such issuance, recordation and delivery, Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

3.4    Not a Contract of Employment. Notwithstanding any other provision of this RSU Agreement or the Plan:

(a)    The Plan shall not form part of any contract of employment between the Company Group and Participant, and neither the grant of RSUs nor any provision of this RSU Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Participant any right with respect to employment or service or continuation of current employment or service and shall not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or affiliate;

(b)    Unless expressly so provided in his or her contract of employment, Participant has no right or entitlement to be granted an Award or any expectation that an Award might be made to him or her, whether subject to any conditions or at all;

(c)    The benefit to Participant of participation in the Plan (including, in particular but not by way of limitation, any Awards held by him or her) shall not form any part of his or her remuneration or count as his remuneration for any purpose and shall not be pensionable;

(d)    The rights or opportunity granted to Participant on the making of an Award shall not give Participant any rights or additional rights, and if Participant ceases to be employed by the Company Group, Participant shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by him or her which lapse by reason of his ceasing to be employed by the Company Group) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(e)    The rights or opportunity granted to Participant on the making of an Award shall not give Participant any rights or additional rights in respect of any pension scheme operated by the Company Group;

(f)    Participant shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain shares of Stock, or any interest in shares of Stock pursuant to an Award in consequence of the loss or termination of his office or employment with the Company Group for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair);

(g)    The value of the Award is outside the scope of Participant’s employment contract, if any;

(h)    The value of the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(i)    No claim or entitlement to compensation or damages arises if the Award or the Shares issued pursuant to the Award do not increase in value and Participant irrevocably releases the Company Group, their affiliates and third party vendors from any such claim that does arise; and

(j)    By accepting the grant of the Award and not renouncing it, Participant is deemed to have agreed to the provisions of this Section 3.4.

3.5    Governing Law and Jurisdiction.    The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this RSU Agreement regardless of the law that might be applied under principles of conflicts of laws. The courts of the State of California shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan. The jurisdiction agreement contained in this Section 3.5 is made for the benefit of the Company and its Parents and Subsidiaries only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction. By accepting the grant of an Award and not renouncing it, Participant is deemed to have agreed to submit to such jurisdiction.

3.6    Conformity to Securities Laws. Participant acknowledges that the Plan and this RSU Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this RSU Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7    Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office. By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party.

3.8    Successors and Assigns. The Company may assign any of its rights under this RSU Agreement to single or multiple assignees, and this RSU Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this RSU Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.9    Section 409A. This RSU Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the amounts payable hereunder shall be paid no later than the later of: (i) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such severance benefit is no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such severance benefit is no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. To the extent applicable, this RSU Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any other provision of the Plan, this RSU Agreement and the Grant Notice, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, this RSU Agreement or the Grant Notice, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this RSU Agreement shall be treated as a separate and distinct payment.

3.10    Data Protection. It shall be a term and condition of this Award that Participant explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of Participant’s personal “Data” (as defined below) by and among, as applicable, the Company Group for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. The Company Group holds certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, e-mail address, date of birth, employee identification number, NRIC or passport number or equivalent, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Data will be transferred to such stock plan service providers as may be selected by the Company which are assisting the Company with the implementation, administration and management of the Plan. The recipients of the Data may be located in the United States of America or elsewhere (and, if Participant is a resident of a member state of the European Union, may be outside the European Economic Area) and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than Participant’s country. Participant may request a list with the names and addresses of all recipients of the Data by contacting his or her local human resources representative. The Company Group and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Company may also make the Data available to public authorities where required under locally applicable law. Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant’s refusal to provide consent or withdrawal of consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Participant may contact his or her U.S. human resources representative. This Section applies to information held, used or disclosed in any medium.

3.11    Forfeiture and Claw-Back Provisions. Participant hereby acknowledges and agrees that the Award is subject to the provisions of Section 22 of the Plan.

3.12    Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 2.2(b)(iii) or (v): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the tax withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s tax withholding obligation.

3.13    Language. If Participant has have received this RSU Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

3.14    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

3.15    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on his or her country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares under the Plan during such times when Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant further acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to his or her personal advisor on this matter.

3.16    Additional Terms for Participants Providing Services Outside the United States. To the extent Participant provides services to the Company in a country other than the United States, the RSUs shall be subject to such additional or substitute terms as shall be set forth for such country in Exhibit C to the Grant Notice. If Participant relocates to one of the countries included in Exhibit C during the life of the RSUs, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. In addition, the Company reserves the right to impose other requirements on the RSUs and the Shares issued upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

EXHIBIT B

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

VESTING SCHEDULE

☒    Twenty-five percent (25%) of the RSUs shall vest on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date, subject to Participant’s continued service as a Service Provider on each such date, so that all of the RSUs shall be vested four (4) years after the original Vesting Commencement Date.

☐    Other:

B-1

EXHIBIT C

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

This Exhibit C includes special terms and conditions applicable to Participants providing services to the Company in the countries below. These terms and conditions are in addition to those set forth in the RSU Agreement and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the RSU Agreement and the Plan, as applicable, these terms and conditions shall prevail. Any capitalized term used in this Exhibit C without definition shall have the meaning ascribed to such term in the Plan or the RSU Agreement, as applicable.

Participant is advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in Participant’s country may apply to Participant’s individual situation.

ALL COUNTRIES

Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on his or her country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell shares of Stock or rights to shares of Stock (e.g., RSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant is advised to speak to his or her personal advisor on this matter.

AUSTRALIA

Eligible Participants. Notwithstanding anything to the contrary in the Plan or this RSU Agreement, in Australia, the only people who are eligible to be granted RSUs are full-time or part-time employees (including an executive director) of the Company or any Parent or Subsidiaries), non-executive directors, contractors, casual employees who are, or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of forty percent (40%) or more of a comparable full-time position with the body or prospective participants (provided the recipient can only accept the offer if an arrangement has been entered into that will result in the person becoming a person referred to above). Other persons who are not employees are not eligible to receive RSUs in Australia. This RSU Agreement forms the rules of the employee share scheme applicable to, amongst others, the Australia-based employees of the Company and any Parent or Subsidiaries.

General product risk warning. In considering the RSUs and the Shares that Participant will hold on vesting of the RSUs, Participant should consider the risk factors that could affect the performance of the Company. Participant should be aware that there are risks associated with any stock market investment. It is important to recognize that stock prices and dividends might fall or rise. Factors affecting the market price include domestic and international economic conditions and outlook, changes in government fiscal, monetary and regulatory policies, changes in interest rates and inflation rates, the announcement of new technologies and variations in general market conditions and/or market conditions which are specific to a particular industry. In addition, share prices of many companies are affected by factors which might be unrelated to the operating performance of the relevant company. Such factors might adversely affect the market price of the Shares. Further, there is no guarantee that the Company’s Shares will trade at a particular volume or that there will be an ongoing liquid market for the Common Stock, accordingly there is a risk that, should the market for the Common Stock become illiquid, Participant will be unable to realize Participant’s investment.

Advice warning. Any advice given by the Company in relation to the RSUs, this RSU Agreement and the Plan does not constitute financial advice and does not take into account Participant’s objectives, financial situation and needs. Participant should carefully consider these risks in light of Participant’s investment objectives, financial situation and particular needs (including financial and tax issues) and seek professional guidance from Participant’s stockbroker, solicitor, accountant, financial adviser or other independent professional adviser before deciding whether to invest in Shares.

Calculating values in Australian dollars. Participant may be paid earned RSUs which have been vested in accordance with the vesting schedule outlined in Exhibit B in accordance with the terms of the Plan by delivery of Shares with a par value of $0.001 U.S. dollars (“USD”) or the payment of cash of an amount equal to the Fair Market Value of those Shares (or a combination of both). Participant will not be required to pay any amount for the payment of earned RSUs.

Participant can ascertain the market price of a Share in USD from time to time by visiting the NASDAQ website and completing a price search.

To determine the par value or the Fair Market Value of a Share in Australian Dollars (“AUD”), Participant will need to apply the prevailing USD : AUD exchange rate. For example, if the exchange rate is 1 USD : 1.5 AUD, and one Share has a value of USD $1 on the NASDAQ, its equivalent value will be AUD $1.50.

Special Tax Provisions. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Commonwealth of Australia) applies to RSUs granted under the Plan, subject to the requirements of that Act.

CANADA

Language Consent. If Participant is a resident of Quebec, the following provision will apply to Participant:

The parties acknowledge that it is their express wish that the RSU Agreement and the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Payment upon Termination of Service. The following provision supplements Section 9(e) of the Plan:

For purposes of this Plan, Participant will be deemed to have experienced a termination of Participant’s relationship as a Service Provider effective as of the date that is the earlier of (a) the date on which Participant receives a notice of termination of employment from the Company or any Subsidiary, or (b) the date on which Participant is no longer employed, regardless of any notice period or period of pay in lieu of such notice required under local law; the Administrator shall have the exclusive discretion to determine when Participant is no longer employed for purposes of the Plan.

Data Protection. In addition to the provisions of Section 3.10 of the RSU Agreement, Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company Group and the administrator of the Plan to disclose and discuss the Plan with his or her advisors. Participant further authorizes the Company Group and the Administrator to record such information and to keep such information in Participant’s employee file.

Securities Law Information. Participant understands that Participant is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.

Foreign Asset/Account Reporting Information. If Participant is a Canadian resident, Participant may be required to report his or her foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds a certain threshold at any time in the year. Foreign property includes Shares acquired under the Plan. The Shares must be reported—generally at a nil cost--if the cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be leveraged with the ACB of the other Shares. The form T1135 generally must be filed by April 30 of the following year. Participant should consult with his or her personal advisor to ensure compliance with the applicable reporting requirements.

CHINA

Settlement of RSUs and Sale of Shares. The following provisions supplement Sections 2.1(c), 2.2 and 3.12 of the RSU Agreement and supersede such provisions to the extent inconsistent with the following:

Participant acknowledges and agrees that the Company shall, on behalf of Participant, sell all Shares issuable to Participant upon vesting of the RSUs. Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization) and Participant expressly authorize the Company’s designated broker to complete the sale of such Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay Participant the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant.

Exchange Control Requirements. Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the sale of the Shares issued upon the settlement of the RSUs to China. Participant further understands that, under applicable laws, such repatriation of Participant’s cash proceeds may need to be effectuated through a special exchange control account established by the Company or Participant’s employer, and Participant hereby consents and agrees that any proceeds from the sale of any Shares Participant acquires may be transferred to such special account prior to being delivered to Participant. Participant also understands that the Company will deliver the proceeds to Participant as soon as possible, but there may be delays in distributing the funds to Participant due to exchange control requirements in China. Proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to Participant in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to Participant in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the

Company may face delays in converting the proceeds to local currency due to exchange control restrictions. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

FRANCE

Consent to Receive Information in English. By accepting the RSU Agreement providing for the terms and conditions of Participant’s Award, Participant confirms having read and understood the documents relating to this Award (the Plan and this RSU Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.

En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le Participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et ce Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le Participant accepte les termes en connaissance de cause.

Securities Laws. The Plan and this RSU Agreement do not require a prospectus to be submitted for approval to the French Financial Market Authority (the “Autorité des marchés financiers”). Persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the French Monetary and Financial Code may take part in the Plan solely for their own account, as provided in Articles D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Monetary and Financial Code. The financial instruments purchased under the Plan cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Monetary and Financial Code.

Tax Consequences. Any tax consequences arising from the vesting or distribution or otherwise pursuant to an Award shall be borne solely by Participant (including, without limitation, Participant’s individual income tax and Participant’s social security contributions, if applicable). The Company Group shall be entitled to (a) withhold Participant’s social security contributions and individual income tax (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (b) report the income and requested details in respect of any award to the competent tax and social security authorities. Furthermore, Participant shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to Participant. RSUs and this RSU Agreement are not intended to qualify for the favourable tax and social security treatment in France applicable to restricted stock units granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code. Should Participant be in any doubt as to the contents of the offer of this Award or what course of action to take in relation to the offer, Participant is recommended to seek immediately his or her own personal financial advice from his or her stockbroker, bank manager, solicitor, accountant or other independent financial advisor duly authorized by the competent authorities or bodies.

GERMANY

Control of Plan. For the avoidance of doubt, the Plan shall only control unless otherwise stipulated in this Section.

Definition of Disability. The definition of “Disability” for purposes of the Award and the Plan shall, for the avoidance of doubt, be interpreted as understood and interpreted by German law.

Definition of Service Provider. The definition of Service Provider shall, for the avoidance of doubt, include the legal representatives of the German employer of Participant.

Eligible Service Provider. The Company’s discretion to award rights under the Plan to eligible Service Providers shall be exercised in a way complying with German law, in particular with the labor law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot).

Leaves of Absences. The Company’s discretion to grant awards under the Plan shall be exercised in a manner complying with German law, in particular with the labor law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot). For the avoidance of doubt, any sick leave or other leave of absence as used in the Plan shall be interpreted and applied as compliant with German law.

Clawback. For the avoidance of doubt, any clawback shall only be made as permitted under German law requisites.

Remedies. For the avoidance of doubt, remedies shall only be claimed as permitted under German law requisites.

No Legal Claim. Participant acknowledges and agrees that the Award is a voluntary one-time benefit, and that Participant does not have a legal claim for further grants.

Board, Administrator and Committee Discretion and Decisions. The discretion of the Administrator under the Plan, the RSU Agreement and this Section, including their interpretation, shall always be exercised reasonably (nach billigem Ermessen) as defined under German law.

Consent to Personal Data Processing and Transfer. The following provisions shall apply in lieu of Section 3.10 of the RSU Agreement:

It shall be a term and condition of each award under the Plan that Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, (all together, the “Company Entities”), hold certain personal information, including Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants awarded, cancelled, purchased, vested, unvested or outstanding in Participant’s favor, for the only purpose of managing and administering the Plan (“Data”). The Company Entities will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Entities may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which Participant separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within. The third parties currently assisting the Company in the implementation, administration and management of the Plan are the following: However, from time to time, the Company Entities may retain additional or different third parties for any of the purposes mentioned on which the Company will inform Participant and seek the additional consent of Participant. Participant hereby authorizes the Company Entities to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of Participant to a third party with whom Participant may have elected to have payment made pursuant to the Plan. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local Human Resources Director; however, withdrawing the consent may affect Participant’s ability to participate in the Plan and receive the benefits under the Agreement. Data will only be held as long as necessary to implement, administer and manage Participant’s participation in the Plan and any subsequent claims or rights.

Taxes and Other Withholding. For the avoidance of doubt, any withholding and payment obligations under the Plan and the RSU Agreement shall be made by the relevant member of the Company Group employing Participant when due and any taxes should always include German social security contributions (including Participant’s portion) and mandatory withholding and pay obligations in accordance with German law.

Tax Consequences. Any tax consequences arising from the vesting or distribution or otherwise pursuant to an Award shall be borne solely by Participant (including, without limitation, Participant’s individual income tax and Participant’s social security contributions, if applicable). The Company Group shall be entitled to (a) withhold Participant’s social security contributions and individual income tax (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (b) report the income and requested details in respect of any award to the competent tax and social security authorities. Furthermore, Participant shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to Participant.

HONG KONG

Sale of Shares. In the event the RSUs vest within six (6) months of the Grant Date, Participant agrees not to sell any Shares acquired upon vesting of the RSUs prior to the six-month anniversary of the Grant Date.

Securities Warning. The grant of the RSUs and the issuance of Shares upon vesting do not constitute a public offer of securities under Hong Kong law and are available only to eligible Service Providers. The Plan, this RSU Agreement, and other incidental communication materials that Participant may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Furthermore, none of the documents relating to the Plan have been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the offer. If a Participant is in any doubt about any of the contents of the Plan, this RSU Agreement, any enrollment forms and other communication materials, Participant should obtain independent professional advice.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

INDIA

Exchange Control Information. Participant must repatriate any funds received pursuant to the Plan (e.g., proceeds from the sale of shares of Stock, dividends) to India within 90 days of receipt. Participant should obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency. Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Notification Regarding Valuation of Shares for Tax Purposes. Current tax laws in India require that the value of the shares of Stock be determined by a category 1 merchant banker registered with the Securities and Exchange Board of India. This value, which the Employer will use for purposes of determining the appropriate amount of tax to withhold upon vesting of the Restricted Stock Unit (or upon any other applicable taxable event), may differ from the market value of the shares indicated on reports provided to Participant by the Company’s designated brokerage firm and/or the fair market value of the shares determined under the Plan definition. Participant should consult with his or her personal tax advisor regarding the valuation of the shares and the taxation of the Restricted Stock Unit.

Foreign Asset/Account Reporting Information. Participant is required to declare any foreign bank accounts and assets (including shares of Stock acquired under the Plan) on his or her annual tax return. Participant should consult with his or her personal tax advisor to determine Participant’s reporting requirements.

IRELAND

Retirement. In relation to Awards of RSUs granted to employees working under Irish contracts of employment the Administrator shall not exercise discretion to allow payments of RSUs on the termination of the Holder’s relationship as a Service Provider where that termination arises in the context of the Holder’s retirement.

Forfeiture and Clawback. The Administrator shall apply the provisions of Rule 21 to participants in Ireland in accordance with Applicable Law.

Data Privacy. The following provision shall apply in place of Section 3.10 of the RSU Agreement. A data privacy notice is available from the Irish employer in relation to the handling and processing of data in connection with the operation of the Plan and this Agreement.

JAPAN

No Registration. An award of RSUs representing a right to receive a number of Shares under the Plan will be offered in Japan by a private placement to small number of subscribers (shoninzu muke kanyu), as provided under Article 23-13, Paragraph 4 of the Financial Instruments and Exchange Law of Japan (“FIEL”), and accordingly, the filing of a securities registration statement pursuant to Article 4, Paragraph 1 of the FIEL has not been made, and such Award may not be assigned or transferred by Participant.

MEXICO

Acknowledgment of the Agreement. By participating in the Plan, Participant acknowledges that Participant has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan. Participant further acknowledges that Participant has read and expressly approves the terms and conditions set forth in the RSU Agreement, in which the following is clearly described and established: (a) Participant’s participation in the Plan does not constitute an acquired right; (b) the Plan and Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis; (c) Participant’s participation in the Plan is voluntary; and (d) the Company and its Subsidiaries are not responsible for any decrease in the value of the underlying shares.

Reconocimiento del Contrato. Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan. Asimismo reconoce que ha leído y aprueba expresamente los

términos y condiciones señalados en el párrafo titulado “RSU Agreement,” en lo que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía y sus Afiliadas no son responsables de ninguna por la disminución en el valor de las Acciones subyacentes.

Labor Law Policy and Acknowledgment. By participating in the Plan, Participant expressly recognizes that Xperi Holding Corporation, with registered offices at 3025 Orchard Parkway, San Jose, California 95134, USA, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of shares does not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participation in the Plan do not establish any rights between Participant and the Company and do not form part of the employment conditions and/or benefits provided by the Company and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Política de Legislación Laboral y Reconocimiento. Al participar en el Plan, usted reconoce expresamente que Tessera Holding Corporation, con oficinas registradas en 3025 Orchard Parkway, San Jose, California 95134, Estados Unidos de América, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones, no constituye una relación laboral entre usted y la Compañía, debido a que usted participa en el plan sobre una base completamente mercantil. Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y la Compañía, y no forman parte de las condiciones y/o prestaciones laborales que la Compañía ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.

Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.

Finalmente, usted declara que no se reserva acción o derecho alguno para interponer reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus Afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.

POLAND

Foreign Asset/Account Reporting Information. If a Participant maintains bank or brokerage accounts holding cash and foreign securities (including shares) outside of Poland, (or holds other qualifying foreign assets or liabilities) Participant will be required to report information to the National Bank of Poland on foreign assets and liabilities if the value of such cash and securities (together with other qualifying foreign assets or liabilities) exceeds equivalent of PLN 7,000,000. If required, such reports must be filed on a quarterly basis, within 26 days following the end of each calendar quarter, on special forms available on the website of the National Bank of Poland.

Exchange Control Information. A transfer of funds in excess of 15,000 euro or its equivalent in other countries into Poland must be made through a bank account in Poland. Participants are required to store all documents connected with any foreign exchange transactions for a period of five years from the end of the year in which such transaction occurred.

Securities Law Information. Grant of RSUs is exempt from the prospectus requirement pursuant to Article 1.3 of the Regulation (EU) 2017/1129 of European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “Prospectus Regulation”). The Company or the Administrator has the right to decide, in its sole discretion, to settle any or all of the RSUs upon vesting in cash equal to the Fair Market Value Shares, instead of by transferring Shares. Settlement of RSUs for cash is not considered a public offer of securities and is not subject to the otherwise applicable prospectus requirements. Should the Company or Administrator decided to settle the RSUs in Shares, the prospectus exemption provided in Article 1.4.(b) of the Prospectus Regulation (based on the number of addresses of an offer not exceeding 149) or in Article 1.4.(i) of the Prospectus Regulation (offer addressed to employees of an affiliate undertaking) may be relied upon, provided all applicable conditions set forth in the Prospectus Regulation and in Polish Act of 29 July 2005 on Public Offer and Conditions of Introduction of Financial Instruments to Organized Trading System and on Public Companies, are satisfied. The documents related to the Plan or RSU, including the RSU Agreement, were not approved by the Financial Supervision Commission (Komisja Nadzoru Finansowego), nor were they otherwise consented to or opined on by the Commission.

ROMANIA

Exchange Control Information. Under Romanian Foreign Exchange Regulations, Participant is not required to seek authorization from the National Bank of Romania to participate in the Plan. Further, Participant is not required to seek special authorization from the National Bank of Romania in order to open or operate a foreign bank account, nor is Participant required to repatriate income Participant receives upon the sale of Shares. If Participant deposits the proceeds from the sale of Shares in a bank account in Romania, Participant may have to provide the Romanian bank with appropriate documentation regarding the receipt of the income.

SINGAPORE

Securities Law Information. The award of RSUs representing a right to receive a number of Shares pursuant to the Plan is being made in reliance of Section 273(1)(f) of the Securities and Futures Act (Cap. 289 of Singapore) (“SFA”) for which it is exempt from the prospectus requirements under the SFA.

Director / CEO Notification Obligation. If Participant is a director or chief executive officer (as applicable) of a company incorporated in Singapore which is related to the Company (“Singapore

Company”), Participant is subject to certain disclosure/notification requirements under the Companies Act (Cap. 50) of Singapore. Among these requirements is an obligation to notify the Singapore Company in writing when Participant acquires an interest (such as shares, debentures, participatory interests, rights, options and contracts) in the Company (e.g., the RSUs, the Shares or any other award). In addition, Participant must notify the Singapore Company when Participant disposes of such interest in the Company (including when Participant sells Shares issued upon vesting and settlement of the Award). These notifications must be made within two days of acquiring or disposing of any such interest in the Company. In addition, a notification of Participant’s interests in the Company must be made within two (2) business days of becoming a director or chief executive officer (as applicable).

In this regard:

(a)    A “director” includes any person occupying the position of a director of a corporation by whatever name called and includes a person in accordance with whose directions or instructions the directors or the majority of the directors of a corporation are accustomed to act and an alternate or substitute director.

(b)    A “chief executive officer”, in relation to a company, means any one or more persons, by whatever name described, who:

(i)    is in direct employment of, or acting for or by arrangement with, the company; and

(ii)    is principally responsible for the management and conduct of the business of the company, or part of the business of the company, as the case may be.

(c)    The Singapore Company will be deemed to be related to the Company if the Singapore Company is:

(i)    the holding company of the Company;

(ii)    a subsidiary of the Company; or

(iii)    a subsidiary of the holding company of the Company.

(d)    “Business day” means any day other than a Saturday, Sunday or public holiday in Singapore.

Tax Consequences. Participant agrees to indemnify and keep indemnified the Company, its Parent or any Subsidiary from and against any Tax Liability.

In the event that Participant should be granted an award under this RSU Agreement in connection with Participant’s employment in Singapore, any gains or profits enjoyed by Participant arising from the vesting of such RSUs will be taxable in Singapore as part of Participant’s employment remuneration regardless of when the RSUs vest or where Participant is at the time the RSUs vest. Participant may, however, be eligible to enjoy deferment of such taxes under incentive schemes operated by the Inland Revenue Authority of Singapore if the qualifying criteria relating thereto are met. Participant is advised to seek professional tax advice as to Participant’s tax liabilities including, to the extent Participant is a foreigner, how such gains or profits aforesaid will be taxed at the time Participant ceases to work in Singapore.

All taxes (including income tax) arising from the Award or the vesting of any RSUs hereunder shall be borne by Participant.

Where Participant is a non-citizen of Singapore and about to leave employment with the Employing Entity (as defined below), the Employing Entity may be required under the Income Tax Act (Cap. 134) of Singapore to deduct or withhold taxes arising from the vesting of the RSUs from Participant’s emoluments. An amount equal to the tax amount required to be deducted or withheld will have to be so deducted or withheld by the Employing Entity and paid to the Singapore tax authorities. Emoluments include income from gains or profits from any employment, which includes any wages, salary, leave pay, fee, commission, bonus, gratuity, perquisite or allowance (other than certain types of allowance) paid or granted in respect of the employment whether in money or otherwise, and any gains or profits, directly or indirectly, derived by any person from a right or benefit to acquire shares in any company where such right or benefit is obtained by reason of any office or employment held by him or her. “Employing Entity” shall mean the Company, a Singapore subsidiary of the Company, other affiliated company or any other person paying such emoluments, whether on his or her account or on behalf of another person.

SOUTH KOREA

Exchange Control Information. To remit funds out of Korea to settle the RSUs by a cash-settlement method, Participant must obtain a confirmation of the remittance by a foreign exchange bank in Korea. This is an automatic procedure, (i.e., the bank does not need to approve the remittance and the process should not take more than a single day). Participant likely will need to present the bank processing the transaction supporting documentation evidencing the nature of the remittance.

If Participant realizes USD $500,000 or more from the sale of Shares, Korean exchange control laws require Participant to repatriate the proceeds to Korea within eighteen (18) months of the sale.

TAIWAN

General. Participant acknowledges and agrees that he or she may be required to do certain acts and/or execute certain documents in connection with the grant of the RSUs, the vesting of the RSUs and the disposition of the resulting Shares, including but not limited to obtaining foreign exchange approval for remittance of funds and other governmental approvals within the Republic of China. Participant shall pay his or her own costs and expenses with respect to any event concerning a holder of the RSUs, or Shares received upon the vesting thereof, arising as a result of the Plan.

Securities Laws. Participant fully understands that the offer of the RSUs has not been and will not be registered with or approved by the Financial Supervisory Commission of the Republic of China pursuant to relevant securities laws and regulations and the RSUs may not be offered or sold within the Republic of China through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of the Republic of China that requires a registration or approval of the Financial Supervisory Commission of the Republic of China.

Outside Scope of Employment Contract. By accepting the grant of the RSUs, Participant acknowledges and agrees that: (a) the value of the RSUs is outside the scope of Participant’s employment contract, if any; (b) the value of the RSUs is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (c) the Company does not guarantee any future value of the underlying Shares. Participant acknowledges that any agreement in connection with the RSUs is between Participant and the Company, and that Participant’s local employer is not a party to such agreements.

Exchange Control Information. If Participant is Taiwan resident (those who are over 20 years of age and holding a Republic of China citizen’s ID Card, Taiwan Resident Certificate or an Alien Resident Certificate that is valid for a period no less than one year), Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to USD $5,000,000 per year. If the transaction amount is TWD $500,000 or more in a single transaction, Participant must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is USD $500,000 or more, Participant may be required to provide additional supporting documentation (including the contracts for such transaction, approval letter, etc.) to the satisfaction of the remitting bank. Participant acknowledges that Participant is advised to consult Participant’s personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

UNITED KINGDOM

Eligible Participants. Notwithstanding anything to the contrary in the Plan or this RSU Agreement, in the United Kingdom only Employees of the Company or any Parent or Subsidiaries are eligible to be granted RSUs. Other persons who are not Employees are not eligible to receive RSUs in the United Kingdom. This RSU Agreement forms the rules of the employee share scheme applicable to, amongst others, the United Kingdom-based Employees of the Company and any Parent or Subsidiaries. All Awards granted to Employees of the Company or any Parent or Subsidiaries who are based in the United Kingdom will be granted on similar terms.

Special Tax Provisions. If Participant is a resident of the United Kingdom, then Participant’s “Tax Liability” shall also include Participant’s National Insurance Contributions or any National Insurance Contributions of the Company Group that are attributable to the vesting or distribution of the RSUs or otherwise pursuant to this RSU Agreement. In addition, at the discretion of the Company, the RSUs will not vest until Participant has entered into an election with the Company (or such other member of the Company Group that is Participant’s employer) (as appropriate) in a form approved by the Company and Her Majesty’s Revenue & Customs (a “Joint Election”) under which any liability of the Company Group for the employer’s National Insurance contributions arising in respect of the vesting or distribution of the RSUs, the disposal of any Shares issued pursuant to the distribution of the RSUs or otherwise pursuant to this RSU Agreement is transferred to and met by Participant.